Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Incentive Plan, 2014 Employee Stock Purchase Plan, and the Amended and Restated 2009 Stock Incentive Plan of Eleven Biotherapeutics, Inc. of our report dated March 31, 2014 with respect to the financial statements of Eleven Biotherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 9, 2014